                                  CISCO SYSTEMS
                      EMPLOYEE STOCK PURCHASE PLAN ("ESPP")
                             ENROLLMENT/CHANGE FORM

                Action                                Complete Sections:
                ------                                -----------------
SECTION 1:

               / /  New Enrollment                     2, 3, 6, 7 and sign attached
   ACTIONS                                                       stock purchase agreement
               / /  Payroll Deduction Change           2, 4, 7
               / /  Terminate Payroll Deductions       2, 5, 7
               / /  Beneficiary Change                 2, 6, 7

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SECTION 2:

                Name__________________________________________________________
PERSONNEL             Last              First            MI              Dept.
DATA
                Home Address__________________________________________________
                               Street
                ______________________________________________________________
                        City                      State               Zip Code
                Social Security #:____-___-______
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SECTION 3:

                / / Quarter Beginning January 1,

                / / Quarter Beginning April 1,
                                                              Payroll Deduction Amount:  _____% of base salary*
NEW             / / Quarter Beginning July 1,
ENROLLMENT                                                    * Must be a multiple of 1% up to a maximum of 10% of
                / / Quarter Beginning October 1,                base salary

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SECTION 4:

                Effective with the                                      I authorize the following new level of payroll
PAYROLL         Pay Period Beginning:______________________________     deduction: ________% of base salary*
DEDUCTION                                 Month, Day and Year
CHANGE                                                                  * Must be a multiple of 1% up to a maximum of 10% of
                                                                          base salary

                NOTE: ONLY DECREASES ARE ALLOWED ONCE THE PURCHASE PERIOD HAS BEGUN. The decrease will become effective as soon as possible following the filing of the change form. Your ESPP contributions to date will remain in the Plan.
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SECTION 5:

               Effective with the                                   Your election to terminate your payroll deductions for the
TERMINATE      Pay Period Beginning:  __________________________    the balance of the purchase period cannot be changed, and
PAYROLL                                Month, Day and Year          you may not rejoin the purchase period at a later date.  You
DEDUCTIONS                                                          will not be able to resume participation in the ESPP prior to the commencement of the next purchase period.

                In connection with my voluntary termination of payroll deductions, I elect the following action regarding my payroll ESPP deductions to date in the current purchase period:

                / / Purchase Cisco shares at end of the period
                         OR
                / / Refund payroll ESPP deductions collected

        NOTE: If your employment terminates or your eligibility status changes (less than 20 hrs/wk or less than5 months/yr), you will immediately cease to participate in the ESPP, and your payroll ESPP deductions collected in that purchase period will automatically be refunded to you.
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SECTION 6:

                Beneficiary                         Relationship of Beneficiary
BENEFICIARY     -----------                         ---------------------------

                ----------------------------------------------------------------

================================================================================
SECTION 7:


AUTHORIZATION
I WOULD LIKE MY CERTIFICATE TO BE ISSUED AS FOLLOWS: (PRINT NAME(S) EXACTLY AS
 THEY SHOULD APPEAR.)

/ / My name only, _________________________.

/ / My name, __________________________, and my spouse, _______________________,
AS / / COMMUNITY PROPERTY OR / / AS JOINT TENANTS.

/ / Issued in street name and delivered to my designated brokerage account.

    ------------------------------         ------------------------------------
               Date                        Signature of Employee